February 27, 2012

Direxion Shares ETF Trust

33 Whitehall Street, 10th Floor

New York, NY 10004

Ladies and Gentlemen:

We have acted as counsel to Direxion Shares ETF Trust, a Delaware statutory trust (the “Trust”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of Post-Effective Amendment No. 64 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201) (the “Post-Effective Amendment”), registering an indefinite number of shares of beneficial interest in the series of the Trust listed on Schedule A attached hereto (the “Shares”) under the Securities Act of 1933, as amended (the “1933 Act”).

You have requested our opinion as to the matters set forth below in connection with the filing of the Post-Effective Amendment. For purposes of rendering that opinion, we have examined the Post-Effective Amendment, the trust instrument and bylaws of the Trust, and the action of the Trust’s board of trustees that provides for the issuance of the Shares. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Trust. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States and the laws of the State of Delaware that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust. We express no opinion with respect to any other laws.

Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued pursuant to the Post-Effective Amendment have been duly authorized for issuance by the Trust and, when issued and paid for upon the terms provided in the Post-Effective Amendment, the Shares to be issued pursuant to the Post-Effective Amendment will be validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion with the Commission in connection with the Post-Effective Amendment and to the reference to this firm in the statement of additional information that is being filed as part of the Post-Effective Amendment. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section

Direxion Shares ETF Trust

February 27, 2012

7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ K&L Gates LLP

SCHEDULE A

Direxion Daily Large Cap Bull 3X Shares	Direxion Daily Large Cap Bear 3X Shares

Direxion Daily Large Cap Growth Bull 3X Shares	Direxion Daily Large Cap Growth Bear 3X Shares

Direxion Daily Large Cap Value Bull 3X Shares	Direxion Daily Large Cap Value Bear 3X Shares

Direxion Daily Mid Cap Bull 3X Shares	Direxion Daily Mid Cap Bear 3X Shares

Direxion Daily S&P 500 Bull 3X Shares	Direxion Daily S&P 500 Bear 3X S

Direxion Daily Small Cap Bull 3X Shares	Direxion Daily Small Cap Bear 3X Shares

Direxion Daily Total Market Bull 3X Shares	Direxion Daily Total Market Bear 3X Shares

Direxion Daily Brazil Bull 3X Shares	Direxion Daily Brazil Bear 3X Shares

Direxion Daily BRIC Bull 3X Shares	Direxion Daily BRIC Bear 3X Shares

Direxion Daily Canada Bull 3X Shares	Direxion Daily Canada Bear 3X Shares

Direxion Daily China Bull 3X Shares	Direxion Daily China Bear 3X Shares

Direxion Daily Developed Markets Bull 3X Shares	Direxion Daily Developed Markets Bear 3X Shares

Direxion Daily Emerging Markets Bull 3X Shares	Direxion Daily Emerging Markets Bear 3X Shares

Direxion Daily India Bull 3X Shares	Direxion Daily India Bear 3X Shares

Direxion Daily Indonesia Bull 3X Shares	Direxion Daily Indonesia Bear 3X Shares

Direxion Daily Latin America Bull 3X Shares	Direxion Daily Latin America Bear 3X Shares

Direxion Daily Malaysia Bull 3X Shares	Direxion Daily Malaysia Bear 3X Shares

Direxion Daily Russia Bull 3X Shares	Direxion Daily Russia Bear 3X Shares

Direxion Daily South Korea Bull 3X Shares	Direxion Daily South Korea Bear 3X Shares

Direxion Daily Taiwan Bull 3X Shares	Direxion Daily Taiwan Bear 3X Shares

Direxion Daily Thailand Bull 3X Shares	Direxion Daily Thailand Bear 3X Shares

Direxion Daily Turkey Bull 3X Shares	Direxion Daily Turkey Bear 3X Shares

Direxion Daily Agribusiness Bull 3X Shares	Direxion Daily Agribusiness Bear 3X Shares

Direxion Daily Basic Materials Bull 3X Shares	Direxion Daily Basic Materials Bear 3X Shares

Direxion Daily Commodity Related Bull 3X Shares	Direxion Daily Commodity Related Bear 3X Shares

Direxion Daily Consumer Discretionary Bull 3X Shares	Direxion Daily Consumer Discretionary Bear 3X Shares

Direxion Daily Consumer Staples Bull 3X Shares	Direxion Daily Consumer Staples Bear 3X Shares

Direxion Daily Global Infrastructure Bull 3X Shares	Direxion Daily Global Infrastructure Bear 3X Shares

Direxion Daily Gold Miners Bull 3X Shares	Direxion Daily Gold Miners Bear 3X Shares

Direxion Daily Healthcare Bull 3X Shares	Direxion Daily Healthcare Bear 3X Shares

Direxion Daily Industrial Bull 3X Shares	Direxion Daily Industrial Bear 3X Shares

Direxion Daily Junior Gold Miners Index Bull 3X Shares	Direxion Daily Junior Gold Miners Index Bear 3X Shares

Direxion Daily Natural Gas Related Bull 3X Shares	Direxion Daily Natural Gas Related Bear 3X Shares

Direxion Daily Regional Banks Bull 3X Shares	Direxion Daily Regional Banks Bear 3X Shares

Direxion Daily Retail Bull 3X Shares	Direxion Daily Retail Bear 3X Shares

Direxion Daily Semiconductor Bull 3X Shares	Direxion Daily Semiconductor Bear 3X Shares

Direxion Daily Silver Miners Bull 3X Shares	Direxion Daily Silver Miners Bear 3X Shares

Direxion Daily Utilities Bull 3X Shares	Direxion Daily Utilities Bear 3X Shares

Direxion Daily Wind Energy Bull 3X Shares	Direxion Daily Wind Energy Bear 3X Shares

Direxion Daily Clean Energy Bull 3X Shares	Direxion Daily Clean Energy Bear 3X Shares

Direxion Daily Energy Bull 3X Shares	Direxion Daily Energy Bear 3X Shares

Direxion Daily Financial Bull 3X Shares	Direxion Daily Financial Bear 3X Shares

Direxion Daily Real Estate Bull 3X Shares	Direxion Daily Real Estate Bear 3X Shares

Direxion Daily Technology Bull 3X Shares	Direxion Daily Technology Bear 3X Shares

Direxion Daily 7-10 Year Treasury Bull 3X Shares	Direxion Daily 7-10 Year Treasury Bear 3X Shares

Direxion Daily 20+ Year Treasury Bull 3X Shares	Direxion Daily 20+ Year Treasury Bear 3X Shares

Direxion Daily Corporate Bond Bull 3X Shares	Direxion Daily Corporate Bond Bear 3X Shares

Direxion Daily High Yield Bull 3X Shares	Direxion Daily High Yield Bear 3X Shares

Direxion Daily Municipal Bond Taxable Bull 3X Shares

Direxion Daily TIPs Bull 3X Shares	Direxion Daily TIPs Bear 3X Shares

Direxion Daily Total Bond Market Bull 3X Shares

Direxion Daily Dow 30 Bear 1X Shares	Direxion Daily Large Cap Bear 1X Sha

Direxion Daily Small Cap Bear 1X Shares	Direxion Daily Total Market Bear 1X Shares

Direxion Daily 7-10 Year Treasury Bear 1X Shares	Direxion Daily 20+ Year Treasury Bear 1X Shares

Direxion Daily Corporate Bond Bear 1X Shares	Direxion Daily Municipal Bond Taxable Bear 1X Shares

Direxion Daily Total Bond Market Bear 1X Shares	Direxion Daily Developed Markets Bear 1X Shares

Direxion Daily Emerging Market Bear 1X Shares	Direxion All Cap Insider Sentiment Shares

Direxion Large Cap Insider Sentiment Shares	Direxion Primary Tactical Advantage Shares

Direxion S&P 1500 RC Volatility Response Shares	Direxion S&P 600 RC Volatility Response Shares

Direxion S&P 500 RC Volatility Response Shares	Direxion S&P Latin America 40 RC Volatility Response Shares

Direxion NASDAQ-100 Equal Weighted Index Shares	Direxion NASDAQ Volatility Response Shares

Direxion Wireless Communications Shares	Direxion Auto Shares

IndiaShares Fixed-Income Shares	IndiaShares Mid- & Small-Cap Shares

IndiaShares Consumer Shares	IndiaShares Energy & Utilities Shares

IndiaShares Financial Shares	IndiaShares Industrial Shares

IndiaShares Infrastructure Shares	IndiaShares Materials Shares

IndiaShares Technology & Telecommunication Shares	Quantum-ISE Enhanced Broad Market Shares

Quantum-ISE Enhanced Large-Cap Shares	Quantum-ISE Enhanced Small-Cap Sh